EXHIBIT 10.45
9

                    OMEGA ORTHODONTICS, INC.
                      CONSULTING AGREEMENT

      THIS  AGREEMENT, dated as of January 1, 1998,  between  DR.
DEAN  C.  BELLAVIA,  of Buffalo, New York (the "Consultant")  and
OMEGA ORTHODONTICS, INC., a Delaware corporation (the "Company").

                           WITNESSETH:

     WHEREAS, pursuant to that certain Employment Agreement dated as of May 1, 1997 by and between the Consultant and the Company
(the "Employment Agreement"), the Consultant has been an employee of the Company;

     WHEREAS, the Consultant and the Company desire to terminate the Employment Agreement and the employment relationship contemplated thereby;

      WHEREAS, the Company desires to retain the Consultant for the period and upon and subject to the terms herein provided, and the Consultant is willing to agree to be retained by the Company upon and subject to the terms herein provided;

      NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements hereinafter set forth, the Company and the Consultant agree as follows:

     1.   Employment Termination and Consulting Retention.

     1.1 Employment Termination. The Company and the Consultant hereby terminate the Employment Agreement, effective as of the close of business on December 31, 1997, and agree that the employer/employee relationship contemplated thereby shall and does similarly terminate.

     1.2 Consulting Retention. Subject to the terms and conditions set forth in this Agreement, the Company hereby retains the Consultant to provide consulting services to the Company as its Director of Affiliate Programs. The Consultant hereby accepts such retention and agrees to provide such services to the Company in such capacity for the period of this Agreement.

      1.3 Consulting Services. The Consultant's services shall include: all design, scheduling the installation and following up on the effectiveness of all the managerial systems used by the Company's affiliated orthodontic practices as outlined in the Affiliate Optimization Program, as revised from time to time; management of the effectiveness and productivity of the consultants used to optimize and maintain the affiliate practices' programs; and additional services that the Consultant and the Company agree upon. Such services shall be rendered on an "on-call" basis, and the Consultant shall be reasonably available at times during normal business hours and shall use his best efforts to promote the interests of the Company. The parties acknowledge and agree that, notwithstanding the foregoing, the Consultant may continue his orthodontic consulting business and may continue to pursue his academic and writing endeavors; provided, however, that such endeavors shall neither materially adversely affect or impair his ability to meet his obligations hereunder.

     2.   Term of Agreement.

     The   term of this Agreement shall be for a period of  three
(3) years commencing on January 1, 1998 (the "Effective Date") and expiring at midnight on the day immediately preceding the third anniversary of the Effective Date, unless terminated prior to that date as provided in Section 6 of this Agreement. Commencing on the third anniversary of the Effective Date, and on each anniversary thereafter, the term of this Agreement shall be automatically extended for an additional year, unless either party gives notice of termination as provided in Section 6 of this Agreement.

     3.   Independent Contractor.

     The Consultant is retained by the Company only for the purpose and to the extent herein set forth, and the Consultant's relationship to the Company shall, during the period of the
Consultant's services hereunder, be that of an independent contractor. Accordingly, the Consultant shall be responsible for the payment of all federal, state and local income taxes, social security taxes, self-employment taxes, sales taxes, unemployment insurance taxes and similar taxes attributable to the fees paid by the Company to the Consultant pursuant to this Agreement. The Consultant shall not participate in the Company's employee benefit plans and programs and his compensation shall be governed exclusively by the terms of this Agreement. Neither party to this Agreement and none of their respective agents, employees, representatives, or independent contractors shall (i) be considered an agent, employee or representative of the other party for any purpose whatsoever; (ii) have any authority to make any agreement or commitment for the other party or to incur liability or obligation in the other party's name or on its behalf; or (iii) represent to third parties that any of them has any right so to bind the other party hereto.

     4.   Compensation of Consultant.

     4.1. Consulting Fee. During the term of this Agreement, the Company shall pay to the Consultant as compensation for the services to be performed by the Consultant a consulting fee of $10,000 per month (the "Consulting Fee"). The Consulting Fee shall be payable in semi-monthly installments.

      4.2. Benefits. Unless otherwise permitted by resolution of the Board of Directors, the Consultant shall not be entitled to participate, during the term he is retained hereunder, in any employee benefit or deferred compensation plans established by the Company.

     4.3. Office and Secretary. The Consultant shall provide his own office and secretarial help as needed to perform his duties hereunder, subject to reimbursement by the Company as provided in Subsection 4.4 hereof for providing such office and secretarial help. The parties understand and agree that such office shall be located at 44 Capen Boulevard, Buffalo, New York, unless the parties agree otherwise.

     4.4. Reimbursement of Expenses. The Company shall provide for the payment or reimbursement of all reasonable and necessary expenses incurred by the Consultant in connection with the performance of his duties under this Agreement. The parties understand and agree that the Consultant may maintain a charge card account in his name for his exclusive use for reimbursable expenses and that the Company will reimburse the Consultant utilizing the monthly charge account statement. in accordance with the Company's expense reimbursement policy, as such may change from time to time.

     4.5. Stock Option. Pursuant to the Employment Agreement, the Company granted the Consultant an incentive stock option (the "Incentive Option") under the Company's Incentive Stock Plan (the "Plan") to acquire 50,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price equal to $6.00 per share. The Plan and the agreement effecting the Incentive Option (the "Option Agreement") provide that the Incentive Option will expire three months after the termination of the Consultant's employment under the Employment Agreement. The Company and the Consultant, desiring to convert the Incentive Option into a non-qualified option on substantially the same terms as the Incentive Option, hereby agree to amend the Option Agreement to provide for the grant of a non-qualified option to acquire 50,000 shares of the Common Stock at an exercise price of $6.00 per share with the same vesting and other terms as provided in the Option Agreement, other than those terms which relate specifically to the treatment of the Incentive Option as an incentive stock option under the Plan.

     5.   Representations.

     The  Consultant  hereby represents and  warrants  that  this
Agreement constitutes his valid and binding obligation enforceable in accordance with its terms and that the execution, delivery and performance of this Agreement does not violate any agreement, arrangement or restriction of any kind to which the Consultant is a party or by which he is bound.

     6.   Termination.

     6.1 Termination by the Company. The Company may terminate this Agreement immediately upon the occurrence of any of the following: (a) the Consultant's death; (b) the Company determines that the Consultant has furnished deceptive or fraudulent information to the Company; or (c) the Consultant engages in criminal, unprofessional, unethical or fraudulent conduct and the Consultant is found guilty of such conduct by any entity or governmental agency of competent jurisdiction.

      6.2 Termination upon Breach. Either party may terminate this Agreement upon breach by the other of any material term in this Agreement, which breach has not been cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after notice of such breach.

       6.3   Termination  upon  Expiration.   Either  party   may
terminate this Agreement at the end of the initial term or any extension of this Agreement by giving the other party ninety (90) days prior written notice of such termination.

      6.4 Rights upon Termination. Upon termination of this Agreement, the Consultant shall be entitled to receive such compensation, if any, accrued under the terms of this Agreement, but unpaid, as of the date of said termination.

     7.   Confidentiality.

      The Consultant agrees to hold in strict confidence all information concerning any matters affecting or relating to the business of the Company, including without limiting the generality  of  the  foregoing its manner  of  operation,  plans, protocols, processes, computer programs, tenant lists, client lists, marketing information and analysis, or other data, without regard to whether all of the foregoing matters will be deemed confidential or material. Such information does not include the systems, forms, books, manuals, concepts and anything relating to the Consultant's copyrighted material referred to in Section 8 hereof. The Consultant agrees that he will not, directly or indirectly, use the Company's information for the benefit of others than the Company or disclose or communicate any of such information in any manner whatsoever other than to the directors, officers, Consultants, agents and representatives of the Company who need to know such information, who shall be informed by the Consultant of the confidential nature of such information and directed by the Consultant to treat such information confidentially. Upon the Company's request, the Consultant shall return all information furnished to him related to the business of the Company.

      The above limitations on use and disclosure shall not apply to information which the Consultant can demonstrate: (a) was known to the Consultant before joining the Company and was not contributed to the Company by the Consultant; (b) is learned by the Consultant from a third party entitled to disclose it; or (c) becomes known publicly other than through the Consultant. The parties hereto stipulate that all such information is material and confidential and gravely affects the effective and successful conduct of the business of the Company and the Company's good will, and that any breach of the terms of this Section 7 shall be a material breach of this Agreement. The terms of this Section 7 shall remain in effect during the term of this Agreement and for a period of two (2) years thereafter.

     8.   Use of Proprietary Information.

       8.1 Company Proprietary Information. The Consultant recognizes that the Company possesses a proprietary interest in all of the information described in Section 7 and has the exclusive right and privilege to use, protect by copyright, patent or trademark, manufacture or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Consultant, except as otherwise agreed between the Company and the Consultant in writing. The Consultant expressly agrees that any products, inventions, discoveries or improvements made by the Consultant, his agents or affiliates, during the term of this Agreement, based on or arising out of the information described in Section 7 shall be the property of and inure to the exclusive benefit of the Company. The Consultant further agrees that any and all products, inventions, discoveries or improvements developed by the Consultant and intended solely for the use of the Company (whether or not able to be protected by copyright, patent or trademark) during the term or any extension hereof shall be promptly disclosed to the Company and shall be used exclusively by the Company.

       8.2 Consultant Proprietary Information. The Company recognizes that the forms, systems and concepts used to develop certain of the Company's manuals, forms, systems and concepts are copyrighted property of the Consultant and The Bio-Engineering Co., of Buffalo, NY (the "Consultant Proprietary Information"), and that the Consultant and The Bio-Engineering Co. retain the legal rights to the Consultant Proprietary Information and may continue to use, publish and do whatever the Consultant and The Bio-Engineering Co. deem appropriate with the Consultant Proprietary Information. The Company acknowledges and agrees that the Company may only use the Consultant Proprietary
Information for the betterment of its affiliated orthodontic practices and may not publish, sell or in any way use the Consultant Proprietary Information for any other purpose or transfer to any other entity that the Company wishes to, without the prior written consent of the Consultant and The Bio-Engineering Co.

     9.   Non-Competition Agreement.

     9.1. Non-Competition. The Consultant agrees that, during the term of this Agreement and for a period of one (1) year thereafter, he shall not, without the prior written consent of the Company, directly or indirectly, own, manage, operate, control, be connected with as an officer, consultant, partner, consultant or otherwise, or otherwise engage or participate in, except as a consultant of the Company, or any corporation directly or indirectly controlled by it, any corporation or other business entity engaged in providing consulting services to the orthodontic industry, except his orthodontic consulting business referred to in Section 1.3 hereof. Notwithstanding the foregoing, the ownership by the Consultant of less than two percent (2%) of any class of the outstanding capital stock of any corporation conducting a business competitive with the Company which is regularly traded on a national securities exchange or an over-the-counter market shall not be a violation of the foregoing covenant.

      The  Consultant  hereby acknowledges and  agrees  that  the
provisions  set  forth  in  this  Subsection  9.1  constitute   a
reasonable restriction on his ability to compete with the Company.

     9.2. Non-Solicitation. Without the prior written consent of the Company, during the term of this Agreement and for a period of one (1) year thereafter, the Consultant shall not contact or solicit, directly or indirectly, any customer, client, affiliate orthodontist or orthodontic entity, tenant or account whose identity the Consultant obtained through association with the Company, regardless of the geographical location of such customer, client, affiliate orthodontist or orthodontic entity, tenant or account, nor shall the Consultant, directly or indirectly, entice or induce, or attempt to entice or induce, any employee of the Company to leave such employ, nor shall the Consultant employ any such person in any business similar to or in competition with that of the Company during the term of this Agreement and for a period of one (1) year thereafter. The Consultant hereby acknowledges and agrees that the provisions set forth in this Subsection 9.2 constitute a reasonable restriction on his ability to compete with the Company.

      9.3. Savings Provision. The parties hereto agree that, in the event a court of competent jurisdiction shall determine that the geographical or durational elements of this covenant are unenforceable, such determination shall not render the entire covenant unenforceable. Rather, the excessive aspects of the covenant shall be reduced to the threshold which is enforceable, and the remaining aspects shall not be affected thereby.

     9.4. Equitable Relief. The Consultant acknowledges that the extent of damages to the Company from a breach of Sections 7, 8 and 9 of this Agreement would not be readily quantifiable or ascertainable, that monetary damages would be inadequate to make the Company whole in case of such a breach, and that there is not and would not be an adequate remedy at law for such a breach. Therefore, the Consultant specifically agrees that the Company is entitled to injunctive or other equitable relief from a breach of Sections 7, 8 and 9 of this Agreement, and hereby waives and covenants not to assert against a prayer for such relief that there exists an adequate remedy at law, in monetary damages or otherwise.

     10.  Assignment.

     The  Consultant  may  not  assign  any  of  his  rights   or
obligations hereunder without the prior written consent of the Company.

     11.  Entire Agreement.

     This Agreement contains the complete agreement concerning the consulting arrangement between the parties and shall, as of the effective date, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

     12.  Binding Agreement.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. The obligations of the Company under this Agreement shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by reason of any merger, consolidation or reorganization of the Company, but shall be binding upon and inure to the benefit of the surviving or resulting entity.

     13.  Modification.

      No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties thereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

     14.  Severability.

     All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or warrants were not contained herein.

     15.  Manner of Giving Notice

      All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight air courier service or telecopier (if within a reasonable time a permanent copy is given by any of the other methods described above), in each case with all applicable charges paid or otherwise provided for, addressed as follows or to such other address as may hereafter be designated in writing by the respective parties hereto:

     To Company:

          Omega Orthodontics, Inc.
          3621 Silver Spur Lane
          Acton, CA 93510
          Telephone:  (805) 269-2841
          Facsimile:  (805) 269-2854

     To Consultant:

          Dean C. Bellavia
          44 Capen Boulevard
          Buffalo, New York 14214
          Telephone: (716) 834-5857
          Facsimile: (716) 834-4923

Such notices, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.

     16.  Waiver.

     If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
     17.  Remedies.

      In the event of a breach of this Agreement, the non-breaching party will be entitled to such legal and equitable relief as may be provided by law, and shall further be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing the non-breaching party's rights hereunder.

     18.  Headings.

      The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

     19.  Choice of Law.

      It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Delaware without regard to the jurisdiction in which any action or special proceeding may be instituted.

     20.  Counterparts.

     This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.



                    INTENTIONALLY LEFT BLANK



      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.


                                   COMPANY:

                                   OMEGA ORTHODONTICS, INC.



                                    By:   /s/  Robert J. Schulhof
Name:  Robert J. Schulhof
                                        Title:  President



                                   CONSULTANT


                                   /s/ Dean C. Bellavia
                                   Dean C. Bellavia